UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

FreightCar America, Inc. (the “Company”) is filing this Amendment No. 1 to its current report on Form 8-K filed on May 13, 2011 for the sole purpose of disclosing the Company’s decision as to the frequency with which it will include advisory votes on executive compensation in future annual meeting proxy materials.

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, at the Company’s Annual Meeting of Stockholders held on May 11, 2011, holders of a majority of the shares voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the stockholder voting results, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next stockholder advisory vote on the frequency of future votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: September 14, 2011	By:	/s/ Laurence M. Trusdell
	Name:	Laurence M. Trusdell
	Title:	General Counsel and Corporate Secretary